UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported) - September 16, 2004


                             MTM TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


          New York                    0-22122                    13-3354869
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(State or other jurisdiction        (Commission                (IRS Employer
     of Incorporation)              File Number)             Identification No.)

      614 Corporate Way, Valley Cottage, New York                  10989
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        (Address of principal executive offices)                 (zip code)


        Registrant's telephone number, including area code - 845-268-5000
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                                       N/A
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          (Former Name or Former Address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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INTRODUCTORY COMMENT

     Throughout this Current Report on Form 8-K, the terms "we," "us," "our" and "our company" refer to MTM Technologies, Inc. (formerly, Micros-to-Mainframes, Inc.) and, unless the context indicates otherwise, our subsidiaries on a consolidated basis; "Pequot Fund" refers to Pequot Private Equity Fund III, LLP; "Pequot Partners" refers to Pequot Offshore Private Equity Partners III, L.P.; and "Pequot" refers to Pequot Fund and Pequot Partners, collectively.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     See "Item 2.01 - Completion of Acquisition or Disposition of Assets" below for description of a material definitive agreement we entered into.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

(a)  Date of completion of the transaction.

     On September 17, 2004 ("Closing Date"), we completed the acquisition of substantially all of the assets of Network Catalyst, Inc., a California corporation (the "Seller").

(b)  Brief description of the assets involved.

     Pursuant to an Asset Purchase Agreement, dated as of the Closing Date ("Asset Purchase Agreement"), by and among the Seller, William Corbin, a natural person ("Corbin") and Rocci J. Della Maggiore, a natural person (together with Corbin, the "Selling Shareholders") and us, we acquired from the Seller substantially all of the Seller's assets used or useful in connection with the conduct of, or arising out of the conduct of, the Seller's business of providing information technology security, convergence and infrastructure. We also assumed certain liabilities of the Seller relating to the assets acquired.

     The above description of the assets involved are qualified in their entirety by reference to the terms of the Asset Purchase Agreement attached hereto as Exhibit 10.1.

(c)  Identity of the persons from whom the assets were acquired.

     The Seller is a California corporation. The Selling Shareholders were the record and beneficial owners of substantially all of the issued and outstanding capital stock of the Seller.

(d)  The nature and amount of consideration given for the assets.

     In addition to assuming certain liabilities, we paid to the Seller an aggregate purchase price (together with the amounts described in the next paragraph, "Purchase Price") consisting of (i) $4,366,933.09 in cash, (x) $3,800,000 of which was paid on the Closing Date; (y) $200,000 of which was paid on the Closing Date to JPMorgan Chase Bank, as escrow agent (the "Escrow Agent"), to be held and distributed pursuant to the terms of the Escrow Agreement, dated the Closing Date, by and among us, the Seller and the Escrow Agent; and (z) $366,933.09 of which was paid on the Closing Date to the State of California Board of Equalization with respect to Seller's accrued and unpaid


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California sales tax obligations; and (ii) 500,000 shares of our common stock,
$.001 par value ("Common Stock") to be issued to the Seller as soon as practicable after the Closing Date, of which a certificate representing 400,000 shares will be issued and delivered to Seller and a certificate representing 100,000 shares will be delivered to the Escrow Agent to be held and distributed pursuant to the terms of the Escrow Agreement.

     In addition, as part of the Purchase Price, we agreed to pay to the Seller additional cash amounts as well as transfer to the Seller additional shares of our Common Stock on the achievement of certain financial targets. More particularly, in the event that as of the end of any fiscal quarter, the income before interest, taxes, depreciation and amortization attributable to the acquired business during the period beginning October 1, 2004 and ending on September 30, 2005 (the "Earnout Period") equals or exceeds $2,000,000, then we are required to (x) pay to Seller $960,000 in cash, and (y) issue to Seller that number of shares of our Common Stock determined by dividing $240,000 by the greater of (A) the average trading price of our Common Stock for the 20 business days ending immediately preceding the end of the Earnout Period and (B) $2.15.

     As part of the transaction, we entered into an employment agreement and an option agreement with Mr. Corbin.

     The description of the Purchase Price and additional amounts described above are qualified in their entirety by reference to the terms of the Asset Purchase Agreement attached hereto as Exhibit 10.1.

(e) Material relationship that exists between the Registrant or any of its affiliates and the source of the funds used in the acquisition and the identity of the source of the funds.

     On September 16, 2004, pursuant to a Purchase Agreement, dated as of January 29, 2004 ("Pequot Purchase Agreement"), by and among us, Pequot Fund and Pequot Partners, Pequot purchased (i) an aggregate of 2,000,000 shares of our Series A-2 Convertible Preferred Stock, par value $0.01 per share (the "Series A-2 Preferred Stock") for a purchase price of $2.75 per share, and (ii) warrants (the "A-2 Warrants") exercisable to purchase 400,000 shares of our Common Stock at an exercise price for $3.44 per share, representing an aggregate consideration of approximately $5,500,000. On consummation of the transaction and after giving effect to the closing of the acquisition of Network Catalyst, Inc. described above, Pequot beneficially owned approximately 47% of our voting securities and has the right to acquire additional shares of our Series A Preferred Stock and related warrants. Several members of our Board of Directors are employees or partners of Pequot.

     A substantial portion of the net proceeds from Pequot's purchase of the Series A-2 Convertible Preferred Stock and A-2 Warrants were used to fund the Network Catalyst, Inc. acquisition.

     The description of the Pequot Purchase Agreement is qualified in its entirety by reference to the Pequot Purchase Agreement previously filed as Appendix A to the Proxy Statement contained as part of the Registrant's


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definitive Schedule 14A filed with the Securities Exchange Commission on
April 15, 2004.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

A. PEQUOT PURCHASE AGREEMENT

(a)  Date of sale and the title and amount of securities sold.

     As noted in Item 2.01(e) above, on September 16, 2004, Pequot purchased (i) an aggregate of 2,000,000 shares of our Series A-2 Preferred Stock for a purchase price of $2.75 per share and (ii) the A-2 Warrants, for an aggregate consideration of approximately $5,500,000.

(b)  Consideration.

     The aggregate consideration was approximately $5,500,000 in cash. We did not, and Pequot has represented to us that it did not, directly or indirectly pay any commission or renumeration to any person in connection with the issuance and sale of the Series A-2 Preferred Stock or A-2 Warrants.

(c)  Exemption from Registration Claimed.

     The Company issued and sold the Series A-2 Preferred Stock and A-2 Warrants in reliance upon the exemption afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended ("Securities Act"), and/or Regulation D thereunder. Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act. Pequot received, or had access to, material information concerning our company, including but not limited to, our reports on Form 10-K, Form 10-Q and Form 8-K, as filed with the Securities and Exchange Commission.

(d)  Terms of Conversion or Exercise.

     The Series A-2 Preferred Stock is convertible into Common Stock at any time at the election of the individual holders of the Series A-2 Preferred Stock, initially at a ratio of one share of Common Stock for every share of Series A-2 Preferred Stock and subject to adjustments for certain dilutive equity issuances and for stock splits, stock dividends and similar events. After the date that is 18 months following the most recent date of issuance of Series A Preferred Stock, all outstanding shares of Series A-2 Preferred Stock will automatically convert into Common Stock at the applicable conversion rate then in effect on the date on which the weighted average closing price of the Common Stock for the immediately preceding 60 consecutive trading days exceeds four (4) times the weighted average of the applicable conversion price then in effect for the Series A-2 Preferred Stock. However, no shares of Series A-2 Preferred Stock will be automatically converted unless at the time of the proposed conversion, an effective registration statement is on file with the SEC with respect to the Common Stock issuable (i) to the holders of the Series A-2 Preferred Stock upon conversion of the Series A-2 Preferred Stock and (ii) to the holders of the A-2


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Warrants upon exercise of such Warrants, and such shares of Common Stock have been listed on the Nasdaq Stock Market or other specified national stock exchange.

     For further details of the sale of the of Series A-2 Convertible Preferred Stock, reference is made to the Pequot Purchase Agreement previously filed as Appendix A to the Proxy Statement contained as part of the Registrant's definitive Schedule 14A filed with the Securities Exchange Commission on April 15, 2004.

B. ASSET PURCHASE AGREEMENT

     As noted in Item 2.01(d) above, in connection with the Network Catalyst, Inc. acquisition, we are obligated to issue an aggregate of 500,000 shares of our Common Stock to the Seller (and/or the Escrow Agent), as soon as practicable. In addition, in the event that the financial targets described in
Item 2.01(d) above are achieved, we would be required to issue additional shares of Common Stock to the Seller (computed as described above). The terms of the issuance are described in Item 2.01(d) of this Report and are incorporated herein by reference. The transfer of the Common Stock to the Seller is (or would be) made in reliance upon the exemption afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder. Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act. The Seller received, or had access to, material information concerning our company, including but not limited to, our reports on Form 10-K, Form 10-Q and Form 8-K, as filed with the Securities and Exchange Commission.

ITEM 8.01. OTHER EVENTS

     A copy of the Company's press release, dated September 17, 2004, is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

     The financial statements that are required pursuant to this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.

(b)  Pro forma financial information.

     The pro forma financial information that is required pursuant to this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.


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(c)  Exhibits

     Exhibit 10.1 Asset Purchase Agreement dated September 17, 2004 by and among Network Catalyst, Inc., William Corbin, Rocci J. Della Maggiore and MTM Technologies, Inc.

     Exhibit 10.2 Purchase Agreement, dated January 29, 2004, among MTM Technologies, Inc. (formerly know as Micros-to-Mainframes, Inc.), Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. (Incorporated by reference to Appendix A to the Proxy Statement contained as part of the Registrant's definitive Schedule 14A filed with the Securities Exchange Commission on April 15, 2004).

     Exhibit 10.3   Escrow Agreement

     Exhibit 99.1   Press Release dated September 17, 2004.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MTM TECHNOLOGIES, INC.
                                         ----------------------
                                          (Registrant)


                                         By: /s/ Francis J. Alfano
                                            ----------------------------
                                                 Francis J. Alfano,
                                                 Chief Executive Officer


September 22, 2004


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                                  EXHIBIT INDEX
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EXHIBIT
-------

Exhibit 10.1 Asset Purchase Agreement dated September 17, 2004 by and among Network Catalyst, Inc., William Corbin, Rocci J. Della Maggiore and MTM Technologies, Inc.

Exhibit 10.2 Purchase Agreement, dated January 29, 2004, among MTM Technologies, Inc. (formerly know as Micros-to-Mainframes, Inc.), Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P. (Incorporated by reference to Appendix A to the Proxy Statement contained as part of the Registrant's definitive Schedule 14A filed with the Securities Exchange Commission on April 15, 2004).

Exhibit 10.3   Escrow Agreement

Exhibit 99.1   Press Release dated September 17, 2004.


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